ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20130100839-47
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 02/13/2013 2:30 PM
	Entity Number C20312-2000

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Ardent Mines Limited

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 shares of Common Stock at a par value of $.00001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

100,000,000 shares of Common Stock at a par value of $.00001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of Common Stock for each One Hundred (100) shares of Common Stock issued and outstanding.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: February 19, 2013 Time: 1 PM PST
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

Interim Chief Executive Officer
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 8-31-11